Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

TreeHouse Foods, Inc.

(Exact name of obligor as specified in its charter)

Delaware	20-2311383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2021 Spring Road, Suite 600 Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip code)

Debt Securities

and Guarantees of Debt Securities

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Bay Valley Foods, LLC	Delaware	20-3041002	2021 Spring Road, Suite 600 Oak Brook, Illinois, 60523

Sturm Foods, Inc.	Wisconsin	39-0965336	2021 Spring Road, Suite 600 Oak Brook, Illinois, 60523

S.T. Specialty Foods, Inc.	Minnesota	41-1731014	2021 Spring Road, Suite 600 Oak Brook, Illinois, 60523

Associated Brands, Inc.	New York	16-1314828	2021 Spring Road, Suite 600 Oak Brook, Illinois, 60523

Protenergy Holdings, Inc.	Delaware	46-5738786	2021 Spring Road, Suite 600 Oak Brook, Illinois, 60523

Protenergy Natural Foods, Inc.	Delaware	30-0698193	2021 Spring Road, Suite 600 Oak Brook, Illinois, 60523

TreeHouse Private Brands, Inc.	Missouri	43-1766315	2021 Spring Road, Suite 600 Oak Brook, Illinois, 60523

Linette Quality Chocolates, Inc.	Georgia	58-1686770	2021 Spring Road, Suite 600 Oak Brook, Illinois, 60523

Ralcorp Frozen Bakery Products, Inc.	Delaware	61-1337548	2021 Spring Road, Suite 600 Oak Brook, Illinois, 60523

Cottage Bakery, Inc.	California	94-2192936	2021 Spring Road, Suite 600 Oak Brook, Illinois, 60523

The Carriage House Companies, Inc.	Delaware	13-2875580	2021 Spring Road, Suite 600 Oak Brook, Illinois, 60523

American Italian Pasta Company	Delaware	84-1032638	2021 Spring Road, Suite 600 Oak Brook, Illinois, 60523

TreeHouse Foods Services, LLC	Delaware	90-1015157	2021 Spring Road, Suite 600 Oak Brook, Illinois, 60523

Item 1. General Information.

Furnish the following information as to the trustee –

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.

Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified under the Act.

Not applicable.

Item 16. List of exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 1, 2019.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated November 1, 2019.*

Exhibit 4.	A copy of the existing bylaws of the trustee.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*

Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Filing S-3ASR dated December 20, 2019 of Cboe Global Markets, Inc., file number 333-235649.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 21st day of August, 2020.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Q. Tu
	Name:	Michael Q. Tu
	Title:	Vice President

EXHIBIT 6

August 21, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Q. Tu
Michael Q. Tu
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2020, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$24,026
Interest-bearing balances		234,953
Securities:
Held-to-maturity securities		168,952
Available-for-sale securities		220,190
Equity Securities with readily determinable fair value not held for trading		295

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		23
Securities purchased under agreements to resell		69,768
Loans and lease financing receivables:
Loans and leases held for sale		31,851
Loans and leases, net of unearned income	901,533
LESS: Allowance for loan and lease losses	18,587
Loans and leases, net of unearned income and allowance		882,946
Trading Assets		54,369
Premises and fixed assets (including capitalized leases)		11,582
Other real estate owned		190
Investments in unconsolidated subsidiaries and associated companies		13,135
Direct and indirect investments in real estate ventures		23
Intangible assets		31,115
Other assets		56,522

Total assets		$1,799,940

LIABILITIES
Deposits:
In domestic offices		$1,464,907
Noninterest-bearing	522,621
Interest-bearing	942,286
In foreign offices, Edge and Agreement subsidiaries, and IBFs		36,301
Noninterest-bearing	851
Interest-bearing	35,450
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,047
Securities sold under agreements to repurchase		6,465

Dollar Amounts In Millions
Trading liabilities	11,918
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)	56,468
Subordinated notes and debentures	12,503
Other liabilities	32,879

Total liabilities	$1,631,488

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,730
Retained earnings	51,212
Accumulated other comprehensive income	1,959
Other equity capital components	0

Total bank equity capital	168,420
Noncontrolling (minority) interests in consolidated subsidiaries	32

Total equity capital	168,452

Total liabilities, and equity capital	$1,799,940

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Maria R. Morris
Theodore F. Craver, Jr.
Juan A. Pujadas